As filed with the Securities and Exchange Commission on December 22, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

PLUG POWER INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	22-3672377
(State or Other Jurisdiction	(I.R.S. Employer Identification No.)
of Incorporation or Organization)

968 Albany-Shaker Road
Latham, NY 12110

(Address of Principal Executive Offices)

PLUG POWER INC.

SECOND AMENDED AND RESTATED 2011 STOCK OPTION AND INCENTIVE PLAN

(Full Title of the Plan)

Andrew Marsh

President and Chief Executive Officer

Plug Power Inc.

968 Albany-Shaker Road

Latham, New York 12110

(518) 782-7700

(Name and Address of Agent For Service)

With a copy to:

Robert P. Whalen, Jr.
Goodwin Procter LLP
100 Northern Avenue

Boston, Massachusetts 02210

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.01 par value per share(2)	13,000,000	(3)	$2.45	(4)	$31,850,000	(4)	$3,965.33

(1)         This Registration Statement relates to 13,000,000 shares of Common Stock, par value $0.01 per share, of Plug Power Inc. (“Common Stock”) that may be issued under the Plug Power Inc. Second Amended and Restated 2011 Stock Option and Incentive Plan (the “Plan”).  Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of Common Stock.

(2)         This Registration Statement also relates to the rights to purchase shares of Series A Junior Participating Cumulative Preferred Stock of the Registrant that are attached to all shares of Common Stock issued pursuant to the terms of the Registrant’s Shareholder Rights Agreement, dated as of June 23, 2009, as amended. Until the occurrence of certain prescribed events, the rights are not exercisable, are evidenced by the certificates for the Common Stock and will be transferred with and only with such Common Stock. Because no separate consideration is paid for the rights, the registration fee therefore is included in the fee for the Common Stock.

(3)         Represents 13,000,000 additional shares of Common Stock authorized to be issued under the Plan.  Shares available for issuance under the Plan were initially registered on Registration Statements on Form S-8, filed with the Securities and Exchange Commission on July 29, 2011 (File No. 333-175907) and December 12, 2014 (File No. 333-200912).  There are an aggregate of 30,000,000 shares of Common Stock authorized under the Plan.

(4)         Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act, based on the average of the high and low sales prices on the NASDAQ Capital Market on December 21, 2017, rounded to the nearest cent.

Proposed sales to take place as soon after the effective date of the Registration Statement as awards are granted, exercised or distributed under the above-named plan.

NOTE

This Registration Statement on Form S-8 registers 13,000,000 additional shares of Common Stock which may be acquired pursuant to the Plan.  The securities subject to this Registration Statement are of the same class as other securities for which the Registrant previously filed a Registration Statement on Form S-8 under the Securities Act registering the issuance of shares of Common Stock under the Plan.  Accordingly, the contents of the Registrant’s Registration Statements on Form S-8, File No. 333-175907, as filed with the Securities and Exchange Commission (the “Commission”) on July 29, 2011, and File No. 333-200912, as filed with Commission on December 12, 2014, are hereby incorporated by reference pursuant to General Instruction E to Form S-8.  After giving effect to this Registration Statement, an aggregate of 30,000,000 shares of the Registrant’s Common Stock have been registered for issuance under the Plan.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Commission.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement:

(a)         The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Commission on March 10, 2017, as amended by the Registrant’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2016, filed with the Commission on May 1, 2017;

(b)         The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017, filed with the Commission on May 9, 2017, Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2017, filed with the Commission on August 8, 2017 and Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2017, filed with the Commission on November 8, 2017;

(c)          The Registrant’s Current Reports on Form 8-K, filed with the Commission on February 24, 2017, March 9, 2017, March 31, 2017, April 3, 2017, April 5, 2017, April 6, 2017, April 12, 2017, May 12, 2017, June 30, 2017, July 21, 2017, July 21, 2017, July 27, 2017 and October 24, 2017;

(d)         The Registrant’s Registration Statements on Form S-8, filed with the Commission on July 29, 2011 and December 12, 2014;

(e)          The section entitled “Description of Registrant’s Securities to be Registered” contained in the Registrant’s Statement on Form 8-A, filed with the Commission pursuant to Section 12(g) of the Exchange Act on October 1, 1999; and

(f)           The section entitled “Description of Registrant’s Securities to be Registered” contained in the Registrant’s Statement on Form 8-A, filed with the Commission pursuant to Section 12(g) of the Exchange Act on June 24, 2009, as amended by the Registrant’s Registration Statements on Form 8-A/A, filed with the Commission pursuant to Section 12(b) of the Exchange Act on May, 6, 2011, March 19, 2012, March 26, 2012, February 13, 2013, May 20, 2013, December 19, 2016, December 21, 2016, April 5, 2017 and July 21, 2017.

In addition, all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 8.   Exhibits.

See the Exhibit Index included herein for a list of exhibits filed as part of this Registration Statement, which Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of Plug Power Inc. (incorporated by reference from the Company’s Annual Report on 10-K for the period ended December 31, 2008).
4.2

Certificate of Amendment to Amended and Restated Certificate of Incorporation of Plug Power Inc. (incorporated by reference from the Company’s Annual Report on 10-K for the period ended December 31, 2008).

4.3

Second Certificate of Amendment of Amended and Restated Certificate of Incorporation of Plug Power Inc. (incorporated by reference from the Company’s Current Report on Form 8-K filed with the Commission on May 19. 2011).

4.4

Third Certificate of Amendment of Amended and Restated Certificate of Incorporation of Plug Power Inc. (incorporated by reference from the Company’s Current Report on Form 8-K filed with the Commission on July 25, 2014).

4.5

Fourth Certificate of Amendment of Amended and Restated Certificate of Incorporation of Plug Power Inc. (incorporated by reference from the Company’s Current Report on Form 8-K filed with the Commission on June 30, 2017).

4.6	Third Amended and Restated By-laws of Plug Power Inc. (incorporated by reference from the Company’s Current Report on Form 8-K filed with the Commission on November 2, 2009).

Certificate of Designations, Preferences and Rights of a Series of Preferred Stock of Plug Power Inc. classifying and designating the Series A Junior Participating Cumulative Preferred Stock incorporated by reference from the Company’s Registration Statement on Form 8-A dated June 24, 2009).

4.7	Certificate of Designations of Series C Redeemable Preferred Stock of Plug Power Inc. (incorporated by reference from the Company’s Current Report on 8-K filed with the Commission on May 20, 2013).
4.8

Specimen certificate for shares of common stock, $0.01 par value, of Plug Power Inc. (incorporated by reference from the Company’s Registration Statement on Form S-1/A (File No. 333-86089) filed with the Commission on October 1, 1999).

4.9

Shareholder Rights Agreement, dated as of June 23, 2009, between Plug Power Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent. (incorporated by reference from the Company’s Registration Statement on Form 8-A dated June 24, 2009).

4.10

Amendment, dated as of May 6, 2011, to the Shareholder Rights Agreement by and between the Company and American Stock Transfer & Trust Company LLC, as Rights Agent (incorporated by reference from the Company’s Current Report on Form 8-K filed with the Commission on May 6, 2011).

4.11

Amendment No. 2, dated as of March 16, 2012, to the Shareholder Rights Agreement by and between the Company and American Stock Transfer & Trust Company LLC, as Rights Agent (incorporated by reference from the Company’s Current Report on Form 8-K filed with the Commission on March 19, 2012).

4.12

Amendment No. 3, dated as of March 23, 2012, to the Shareholder Rights Agreement by and between the Company and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent (incorporated by reference from the Company’s Current Report on Form 8-K filed with the Commission on March 26, 2012).

4.13

Amendment No. 4, dated as of February 12, 2013, to the Shareholder Rights Agreement by and between the Company and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent (incorporated by reference from the Company’s Current Report on Form 8-K filed with the Commission on February 13, 2013).

4.14

Amendment No. 5, dated as of May 8, 2013, to the Shareholder Rights Agreement by and between the Company and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent (incorporated by reference from the Company’s Current Report on Form 8-K filed with the Commission on May 8, 2013).

4.15

Amendment No. 6, dated as of December 19, 2016, to the Shareholder Rights Agreement by and between the Company and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent (incorporated by reference to Exhibit 4.7 to the Company’s Registration Statement on Form 8-A/A filed with the SEC on December 21, 2016).

4.16

Amendment No. 7, dated as of April 4, 2017, to the Shareholder Rights Agreement by and between the Company and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on April 5, 2017).

4.17

Amendment No. 8, dated as of July 20, 2017, to the Shareholder Rights Agreement by and between the Company and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent (incorporated by reference to the Company’s current Report on Form 8-K dated July 21, 2017).

4.18	2011 Stock Option and Incentive Plan (incorporated by reference from the Company’s Current Report on Form 8-K filed with the Commission on May 13. 2011).
4.19	Amended and Restated 2011 Stock Option and Incentive Plan (incorporated by reference from the Company’s Current Report on Form 8-K filed with the Commission on July 25, 2014).
4.20	Second Amended and Restated 2011 Stock Option and Incentive Plan (incorporated by reference from the Company’s Current Report on Form 8-K filed with the Commission on June 30, 2017).
5.1*	Opinion of Goodwin Procter LLP as to the legality of the securities being registered.
23.1*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
23.2*	Consent of KPMG LLP.
24.1*	Power of Attorney (included as part of the signature page to this Registration Statement).

*                                         Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albany, State of New York, on December 22, 2017.

PLUG POWER INC.

By:	/s/ Andrew Marsh
Andrew Marsh
President, Chief Executive Officer and Director

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Plug Power Inc., hereby severally constitute and appoint Andrew Marsh and Gerard L. Conway. Jr., and each of them singly, our true and lawful attorneys, with full power to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable Plug Power Inc. to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in the capacities and on the dates indicated below.

Name	Title	Date

/s/ Andrew Marsh	President, Chief Executive Officer and Director	December 22, 2017
Andrew Marsh	(Principal Executive Officer)

/s/ Paul Middleton	Chief Financial Officer	December 22, 2017
Paul Middleton	(Principal Financial Officer)

/s/ Martin D. Hull	Controller & Chief Accounting Officer	December 22, 2017
Martin D. Hull	(Principal Accounting Officer)

/s/ George C. McNamee	Director	December 22, 2017
George C. McNamee

/s/ Gary K. Willis	Director	December 22, 2017
Gary K. Willis

/s/ Maureen O. Helmer	Director	December 22, 2017
Maureen O. Helmer

/s/ Douglas T. Hickey	Director	December 22, 2017
Douglas T. Hickey

/s/ Johannes M. Roth	Director	December 22, 2017
Johannes M. Roth

/s/ Gregory L. Kenausis	Director	December 22, 2017
Gregory L. Kenausis

/s/ Lucas P. Schneider	Director	December 22, 2017
Lucas P. Schneider

/s/ Gregory B. Graves	Director	December 22, 2017
Gregory B. Graves